Exhibit 99.1

West Announces Third-Quarter 2023 Results, Updates Full-Year 2023 Guidance and Declares Fourth-Quarter 2023 Dividend
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 26, 2023 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2023, updated full-year 2023 financial guidance and declared a fourth-quarter 2023 dividend.

Third-Quarter 2023 Summary (comparisons to prior-year period)
•Net sales of $747.4 million grew 8.8%; organic net sales growth was 5.7%.
•Reported-diluted EPS of $2.14 increased 34.6%.
•Adjusted-diluted EPS of $2.16 increased 6.4%.
•Company is updating full-year 2023 net sales guidance to a new range of $2.950 billion to $2.960 billion, compared to a prior range of $2.970 billion to $2.995 billion.
•Company is updating full-year 2023 adjusted-diluted EPS guidance to a new range of $7.95 to $8.00, compared to a prior range of $7.65 to $7.80.
•The Company also announced that its Board of Directors has approved a fourth-quarter 2023 dividend of $0.20 per share, a 5.3% increase over the $0.19 per share paid in each of the four preceding quarters. This is the thirty-first consecutive annual increase in the Company's dividend. The dividend will be paid on November 15, 2023, to shareholders of record as of November 8, 2023.

“Adjusted-diluted EPS” and “organic net sales” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“We had a solid quarter of organic net sales growth, driven by our Proprietary Products’ high-value product (HVP) and strong Contract Manufacturing components,” said Eric M. Green, President, Chief Executive Officer and Chair of the Board. “We are observing a slowdown in restocking trends by large Pharma and Generic customers, which is reflected in our revised guidance. As we look to the fourth-quarter 2023, we anticipate double-digit base, non-COVID-19-related organic sales growth, fueled by strong HVP component demand with certain customers and therapeutic categories.”

Proprietary Products Segment
Net sales grew by 6.3% to $602.5 million. Organic net sales growth (excluding changes in currency translation and the impact of a recent divestiture) was 3.2%, with currency translation increasing net sales growth by 250 basis points. HVP net sales represented over 75% of segment net sales and generated mid-single digit organic net sales growth, led by customer demand for HVP components such as FluroTec®, Daikyo® and Envision® as well as HVP devices such as self-injection systems and administration systems.

The Generics market unit had high-single digit organic net sales growth, and the Biologics and Pharma market units had low-single digit organic net sales growth. As expected, sales related to COVID-19 continued to decline from the same period last year. Excluding this COVID-19 impact, the Proprietary Products segment organic sales would have grown double-digits, led by Biologics and Generics market units.

Contract-Manufactured Products Segment
Net sales grew by 20.8% to $144.9 million. Organic net sales growth was 17.4% with currency translation increasing net sales growth by 340 basis points. Segment performance was led by growth in sales of components for drug-injection devices and for healthcare diagnostic devices.

Financial Highlights (first nine months of 2023)
Operating cash flow was $537.4 million, an increase of 9.0%. Capital expenditures were $253.3 million, an increase of 33.5% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $284.1 million, a decline of 6.4%.

During the first nine months of 2023, the Company repurchased 753,399 shares for $261.3 million at an average share price of $346.86 under its share repurchase program.

Full-Year 2023 Updated Financial Guidance
•The Company is updating full-year 2023 net sales guidance to be a new range of $2.950 billion to $2.960 billion, compared to a prior range of $2.970 billion to $2.995 billion.
◦Organic net sales growth guidance is a range of 2% to 3%, compared to prior guidance of a range of 3% to 4%.
◦Net sales guidance assumes COVID-19 related sales of approximately $68 million, compared to prior guidance of $60 million.
◦Net sales guidance includes an estimated full-year 2023 tailwind of $20 million based on current foreign currency exchange rates, unchanged from prior guidance.
◦Net sales guidance also includes a reduction of $8 million resulting from a divestiture of a European facility that produced standard Proprietary Product components, unchanged from prior guidance.
•Full-year 2023 adjusted-diluted EPS is expected to be in a range of $7.95 to $8.00, compared to prior guidance range of $7.65 to $7.80.
◦Full-year adjusted-diluted EPS guidance range includes a tailwind of approximately $0.07 based on current foreign currency exchange rates, compared to prior guidance of a tailwind of $0.05.
◦The updated guidance also includes EPS of $0.41 associated with first nine-months 2023 tax benefits from stock-based compensation.
◦For the fourth-quarter 2023, our EPS guidance range assumes a tax rate of 22% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first nine-months of 2023 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2023 capital spending guidance is unchanged and is expected to be $350 million. This includes incremental capital spending to support capacity expansions at existing HVP facilities.

Third-Quarter 2023 Conference Call
The live audio-only webcast will be made available via the Company's Investor Relations website here or by clicking here.

To participate in the conference call by asking questions to Management, please register in advance by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “unchanged,” “approved,” “will,” “be,” “expect,” “are,” “note,” “has been,” “reflected,” “unchanged,” “expected,” “to be,” “assumes,” “includes,” “does,” “would,” “provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures
This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Net sales	$747.4	100%	$686.9	100%	$2,217.8	100%	$2,178.2	100%
Cost of goods and services sold	459.1	61	418.9	61	1,366.8	62	1,304.1	60
Gross profit	288.3	39	268.0	39	851.0	38	874.1	40
Research and development	16.4	2	13.6	2	50.0	2	42.6	2
Selling, general and administrative expenses	89.0	12	66.3	10	263.4	12	231.2	11
Other expense (income), net	5.6	1	1.9	—	22.5	1	(4.0)	—
Operating profit	177.3	24	186.2	27	515.1	23	604.3	27
Interest (income) expense, net	(5.9)	(1)	0.7	—	(10.8)	(1)	4.0	—
Other nonoperating (income) expense	(3.8)	—	49.3	7	(3.9)	—	49.1	2
Income before income taxes and equity in net income of affiliated companies	187.0	25	136.2	20	529.8	24	551.2	25
Income tax expense	29.4	4	20.4	3	87.8	4	85.8	4
Equity in net income of affiliated companies	(3.7)	(1)	(4.8)	(1)	(14.4)	(1)	(17.5)	(1)
Net income	$161.3	22%	$120.6	18%	$456.4	21%	$482.9	22%

Net income per share:
Basic	$2.17		$1.62		$6.13		$6.49
Diluted	$2.14		$1.59		$6.05		$6.36

Average common shares outstanding	74.3		74.4		74.4		74.4
Average shares assuming dilution	75.3		75.7		75.5		75.9

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2023	2022	2023	2022
Proprietary Products	$602.5	$567.0	$1,803.6	$1,822.0
Contract-Manufactured Products	144.9	120.0	414.2	356.5
Eliminations	—	(0.1)	—	(0.3)
Consolidated Total	$747.4	$686.9	$2,217.8	$2,178.2

Gross Profit:
Proprietary Products	$261.4	$247.3	$780.6	$810.3
Contract-Manufactured Products	26.9	20.7	71.3	63.8
Unallocated	—	—	(0.9)	—
Gross Profit	$288.3	$268.0	$851.0	$874.1
Gross Profit Margin	38.6%	39.0%	38.4%	40.1%

Operating Profit (Loss):
Proprietary Products	$181.6	$188.6	$546.5	$615.9
Contract-Manufactured Products	21.0	14.7	53.3	48.0
Stock-based compensation expense	(5.9)	(6.0)	(21.9)	(17.0)
General corporate costs	(19.4)	(11.1)	(62.8)	(42.6)
Reported Operating Profit	$177.3	$186.2	$515.1	$604.3
Reported Operating Profit Margin	23.7%	27.1%	23.2%	27.7%

Unallocated items	3.5	0.2	15.6	(1.0)
Adjusted Operating Profit	$180.8	$186.4	$530.7	$603.3
Adjusted Operating Profit Margin	24.2%	27.1%	23.9%	27.7%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three Months ended September 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$177.3	$29.4	$161.3	$2.14
Unallocated Items:
Cost investment impairment (2)	3.3	—	3.3	0.05
Amortization of acquisition-related intangible assets (4)	0.2	0.1	0.7	0.01
Legal settlement (5)	—	(0.9)	(2.9)	(0.04)
Adjusted (Non-U.S. GAAP)	$180.8	$28.6	$162.4	$2.16

Nine Months ended September 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$515.1	$87.8	$456.4	$6.05
Unallocated Items:
Loss on disposal of plant (1)	11.6	(0.7)	12.3	0.16
Cost investment impairment (2)	3.3	—	3.3	0.05
Restructuring and other charges (3)	0.1	(0.3)	0.4	—
Amortization of acquisition-related intangible assets (4)	0.6	0.1	2.1	0.03
Legal settlement (5)	—	(0.9)	(2.9)	(0.04)
Adjusted (Non-U.S. GAAP)	$530.7	$86.0	$471.6	$6.25

Three Months ended September 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$186.2	$20.4	$120.6	$1.59
Unallocated items:
Pension settlement (6)	—	20.0	29.6	0.39
Amortization of acquisition-related intangible assets (4)	0.2	0.1	0.7	0.01
Tax law changes (7)	—	(3.2)	3.2	0.04
Adjusted (Non-U.S. GAAP)	$186.4	$37.3	$154.1	$2.03

Nine Months ended September 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$604.3	$85.8	$482.9	$6.36
Unallocated items:
Restructuring and other charges (3)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (6)	—	20.3	30.5	0.40
Amortization of acquisition-related intangible assets (4)	0.6	0.1	2.1	0.03
Tax law changes (7)	—	(3.2)	3.2	0.04
Royalty acceleration (8)	—	1.3	(1.3)	(0.02)
Adjusted (Non-U.S. GAAP)	$603.3	$103.9	$516.2	$6.80

(1)During the nine months ended September 30, 2023, the Company recorded expense of $11.6 million within other expense (income), as a result of the sale of one of the Company’s manufacturing facilities within the Proprietary Products segment. The transaction closed during the second quarter of 2023.

(2)During the three and nine months ended ended September 30, 2023, the Company recorded expense of $3.3 million within other expense (income), as a result of an impairment of one of the Company's cost investments.

(3)Restructuring and other charges of $0.1 million for the nine months ended September 30, 2023, represents the net impact of an inventory write down of $0.9 million within cost of goods and services sold and a $0.8 million benefit within other expense (income) for revised severance estimates in connection with its 2022 restructuring plan. During the nine months ended September 30, 2022, the Company recorded a benefit within other expense (income) of $1.6 million for restructuring and severance related costs in connection with its 2020 plan related to revised severance estimates.

(4)During the three and nine months ended September 30, 2023 and 2022, the Company recorded $0.2 million and $0.6 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and nine months ended September 30, 2023 and 2022, the Company recorded $0.6 million and $1.6 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(5)During the three and nine months ended September 30, 2023, the Company recorded a benefit of $3.8 million within other nonoperating (income) expense as a result of a favorable legal settlement related to a matter not included in our normal operations.

(6)During the three and nine months ended September 30, 2022, we recorded a gross pension settlement charge of $49.6 million and $50.8 million, respectively, within other nonoperating (income) expense, that fully settled the U.S. qualified defined benefit plan (the "U.S. pension plan").

(7)During the three and nine months ended September 30, 2022, the Company incurred additional tax expense of $3.2 million due to the impact of a tax law change in the state of Pennsylvania enacted during the period.

(8)During the nine months ended September 30, 2022, the Company increased its expected tax benefit related to the prepayment of future royalties from one of its subsidiaries by $1.3 million.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (9 and 10)

Three Months ended September 30, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$602.5	$144.9	$—	$747.4
Effect of changes in currency translation rates	(21.1)	(4.0)	—	(25.1)
Organic net sales (non-U.S. GAAP) (9)	$581.4	$140.9	$—	$722.3

Nine Months ended September 30, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,803.6	$414.2	$—	$2,217.8
Effect of changes in currency translation rates	(6.5)	(2.9)	—	(9.4)
Organic net sales (non-U.S. GAAP) (9)	$1,797.1	$411.3	$—	$2,208.4

Three Months ended September 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$567.0	$120.0	$(0.1)	$686.9
Effect of divestitures and/or acquisitions	(3.5)	—	—	(3.5)
Net sales excluding divestiture (non-U.S. GAAP) (10)	$563.5	$120.0	$(0.1)	$683.4

Nine Months ended September 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,822.0	$356.5	$(0.3)	$2,178.2
Effect of divestitures and/or acquisitions	(6.6)	—	—	(6.6)
Net sales excluding divestiture (non-U.S. GAAP) (10)	$1,815.4	$356.5	$(0.3)	$2,171.6

(9)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

(10)Net sales excluding divestitures represents the 2022 comparative sales figure used in our organic sales growth calculation to eliminate the impact of our 2023 divestiture.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2022 Actual	2023 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$7.73	$7.74 to $7.79	0.1% to 0.8%
Restructuring and other charges	0.29	—	—
Pension settlement	0.42	—	—
Amortization of acquisition-related intangible assets	0.04	0.04	—
Cost investment activity	0.05	0.05	—
Royalty acceleration	(0.02)	—	—
Tax law changes	0.07	—	—
Loss on disposal of plant	—	0.16	—
Legal settlement	—	(0.04)	—
Adjusted-diluted EPS (Non-U.S. GAAP) (11)	$8.58	$7.95 to $8.00	(7.3%) to (6.8%)

Notes:

See “Full-year 2023 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(11)We have opted not to forecast 2023 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first nine months of 2023, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.41. Any future tax benefits associated with stock-based compensation that we receive in 2023 would provide a positive adjustment to our full-year EPS guidance. In full-year 2022, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.22.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2023	2022
Depreciation and amortization	$101.4	$89.5
Operating cash flow	$537.4	$493.2
Capital expenditures	$253.3	$189.7
Free cash flow	$284.1	$303.5

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of September 30, 2023	As of December 31, 2022
Cash and cash equivalents	$898.6	$894.3
Accounts receivable, net	$519.1	$507.4
Inventories	$431.8	$414.8
Accounts payable	$219.8	$215.4
Debt	$207.3	$208.9
Equity	$2,868.2	$2,684.9
Working capital	$1,438.8	$1,400.5

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.